FIRST AMENDMENT TO
                               ------------------
                            FACILITY LEASE AGREEMENT
                            ------------------------


     THIS FIRST AMENDMENT TO FACILITY LEASE AGREEMENT is made as of the 3rd day of April, 1998 by and between MEDITRUST COMPANY LLC ("Lessor"), a Delaware limited liability company having its principal office at 197 First Avenue, Needham Heights, Massachusetts 02194, and CAREMATRIX OF PALM BEACH GARDENS
(SNF), INC., a Delaware corporation ("Lessee"), having an address at 197 First Avenue, Needham Heights, Massachusetts 02194.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Meditrust of Florida, Inc. (the "Original Lessor") and PBG Medical Mall SNF, Ltd. (the "Original Lessee") entered into that certain Facility Lease Agreement, dated as of April 1, 1996 (the "Lease"), relating to certain real property located in Palm Beach Gardens, Florida, which real property is more particularly described on EXHIBIT A attached hereto and incorporated herein by reference, and the improvements now or hereafter located thereon (collectively, the "Leased Property"), and all capitalized terms used herein and not expressly defined herein shall have the same meanings ascribed to such terms in the Lease;

     WHEREAS, a Notice of Facility Lease Agreement, dated as of April 1, 1996, between the Original Lessor and the Original Lessee, relating to the Lease, was recorded in the Public Records of Palm Beach County in O.R. Book 9193, Page 1282 (the "Notice");

     WHEREAS, an Assignment of Subleases and Rents, dated as of April 1, 1996, granted by the Original Lessee to the Original Lessor, to secure the Lease Obligations, was recorded in the Public Records of Palm Beach County in O.R. Book 9193, Page 1311 (the "Assignment of Subleases");

     WHEREAS, simultaneously with the execution and delivery of the Lease, the Original Lessor and the MOB Lessee entered into the MOB Lease and the MOB Lessee has certain obligations under the Lease Documents;

     WHEREAS, Manatee Springs Nursing Center, Inc., a Florida corporation entered into a Lease Agreement with CCC of Florida, Inc. (hereinafter referred to as "CCC"), dated as of June 23, 1994, as amended (as so amended, hereinafter referred to as the "Sublease"), relating to certain premises as more fully described in the Sublease, consisting of all or a portion of the Leased Property;

     WHEREAS, CCC's interest in the Sublease was assigned to the Original Lessee, and the Sublease has now terminated in accordance with its terms;

     WHEREAS, effective as of March 31, 1998, the Original Lessor was merged with the Lessor (the "Merger"), with the Lessor as the surviving entity of the Merger;

     WHEREAS, subsequent to, and as a consequence of the Merger, the Lessor became the holder of all of the Original Lessor's right, title and interest under the Lease and the other Lease Documents;

     WHEREAS, notwithstanding anything to the contrary contained in the Lease Documents, pursuant to that certain Assignment and Assumption Agreement of even date by and among the Lessor, the Lessee, the Original Lessee, CareMatrix Corporation, Abraham D. Gosman and PBG Medical Mall MOB 1 Properties, Ltd., the Original Lessee assigned all of its right, title and interest in the Leased Property and the Lease, the Notice, the Assignment of Subleases and the other Lease Documents to the Lessee;

     WHEREAS, pursuant to that certain First Amendment to Medical Office Building Lease Agreement of even date, the MOB Lessee and the Lessor have agreed to amend certain provisions of the MOB Lease; and

     WHEREAS, in addition, the Lessee and the Lessor have agreed to amend certain provisions of the Lease.

     NOW THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants and agreements set forth herein, the Lessor and the Lessee agree as follows:

     1. The Lease is hereby amended by adding the following definitions to
Section 2 immediately after the term "Capital Addition Cost":

          CareMatrix: CareMatrix Corporation, a Delaware corporation and its successors and assigns.

          CareMatrix Guaranty: That certain Guaranty, dated as of April 3, 1998, executed by CareMatrix for the benefit of Lessor, guarantying the obligations of Lessee under the Lease Documents.

     2. The Facility Lease is amended by deleting, in its entirety, the definition of Leasing Group in Section 2 and substituting therefor the following:

          Leasing Group: Collectively, Lessee, the MOB Lessee, the Guarantor, CareMatrix, any other guarantor of Lessee's obligations under the Lease Documents, the MOB General Partner, any Sublessee that is an Affiliate of Lessee and any Manager.

     3. The Facility Lease is amended by deleting, in its entirety, the definition of Related Party Obligation in Section 2 and substituting therefor the following:

          Related Party Obligations: Collectively, all indebtedness, covenants, liabilities, obligations, agreements and undertakings due to, or made for the benefit of, Lessor or any of the other Meditrust Entities by Lessee, any other member of the Leasing Group or any member of the Gosman Group or any of their respective Affiliates; whether such indebtedness, covenants, liabilities, obligations, agreements and/or undertakings are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising, including, without limitation, all of the obligations of each of the Related Parties under the Brazilian Court Loan Documents, the Dedham Loan Documents, the Needham Loan Documents, and the Princeton Loan Documents.

     4. The Lease is hereby amended by adding the following definition to
Section 2 immediately after the term "Rent Insurance Proceeds":

          Replacement Guaranty: As defined in Section 19.4.

     5. The Lease is amended by deleting, in its entirety, clause (i) of Section 11.2.1(a) of the Lease and substituting therefor the following:

          (i) a copy of the Consolidated Financials for each of (x) Lessee, (y) any guarantor of Lessee's obligations under the Lease Documents (other than the Guarantor), including, without limitation, CareMatrix and (y) any Sublessee for the preceding fiscal year, certified and audited by, and with the unqualified opinion of, independent certified public accountants acceptable to Lessor and certified as true and correct by Lessee or the applicable Sublessee, as the case may be (and, without limiting anything else contained herein, the Consolidated Financials for Lessee and for each Sublessee shall include a detailed balance sheet for Leased Property as of the last day of such fiscal year and a statement of earnings from the Leased Property for such fiscal year showing, among other things, all rents and other income therefrom and all expenses paid or incurred in connection with the operation of the Leased Property)

     6. The Lease is amended by deleting, in its entirety, Section 16 (h) of the Lease and substituting therefor the following:

          (h) in the event that, without the prior written consent of Lessor, in each instance, which consent may be withheld by Lessor in its sole and absolute discretion:

          i. except as expressly permitted under Section 19.4 hereof, there shall be a change in the Person or Persons presently in control of Lessee (whether by operation of law or otherwise);

          ii. except as expressly permitted under Section 19.4 hereof or as may be permitted under Section 19.4 of the MOB Lease, all or any portion of the interest of any partner or member of any member of the Leasing Group shall be, on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a partnership, joint venture, syndicate or other group;

          iii. except as expressly permitted under Section 19.4 hereof or as may be permitted under Section 19.4 of the MOB Lease, any of the shares of the issued and outstanding capital stock of any member of the Leasing Group (other than a publicly traded entity) shall be, on any one or more occasions, directly or indirectly, sold, assigned, hypothecated or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a corporation; or

          iv. except as expressly permitted under Section 19.4 hereof or as may be permitted under Section 19.4 of the MOB Lease, all or any portion of the beneficial interest in any member of the Leasing Group shall be, directly or indirectly, sold or otherwise transferred (whether by operation of law or otherwise), if such member of the Leasing Group shall be a trust;

     7. The Lease is amended by deleting, in its entirety, Section 16 (i) of the Lease and substituting therefor the following:

          (i) except in connection with the transfers permitted by Section 19.4 of this Lease or the transfers permitted by Section 19.4 of the MOB Lease, but, only, after the satisfaction of all requirements of the Lessor relating to such transfers, (1) the liquidation, dissolution or termination of existence of the any member of the Leasing Group or (2) the merger or consolidation of any member of the Leasing Group with any other Person;

     8. The Lease is amended by deleting, in its entirety, Section 16 (q) of the Lease and substituting therefor the following:

          (q) if, after completion of the construction of the SNF Project, any Provider Agreement material to the operation of the SNF Project shall be terminated prior to the expiration of the term thereof or, without the prior written consent of Lessor, in each instance, which consent may be withheld in Lessor's reasonable discretion, shall not be renewed or extended upon the expiration of the stated term thereof;

     9. The Lease is amended by deleting, in its entirety, Section 19.4 of the Lease and substituting therefor the following:

          19.4 Permitted Transfers. Notwithstanding anything to the contrary set forth herein, (i) subject to the provisions of the paragraph immediately following this paragraph, any transfer (whether by operation of law or otherwise) of any shares of the common stock of CareMatrix or any other publicly traded entity that is a member of the Leasing Group shall not constitute a Lease Default and (ii) any merger of CareMatrix with any other Person shall not constitute a Lease Default, provided, that, (x) Lessor is provided with at least fifteen
          (15) days' prior written notice of such merger and Lessor receives such assurances, estoppels and confirmations that it reasonably requires with respect to such merger and the execution and deliver of any Replacement Guaranty, (y) the Tangible Net Worth of the entity surviving such merger is equal to or greater than the Tangible Net Worth of CareMatrix immediately prior to such merger and (z) if CareMatrix is not the survivor of such merger, (a) the direct and indirect holders of the beneficial interests in such surviving entity execute and deliver to Lessor a guaranty (in form and substance acceptable to Lessor) of Lessee's obligations under the Lease Documents in a form substantially similar to the CareMatrix Guaranty (each such guaranty shall be referred to herein as a "Replacement Guaranty") and (b) Lessor shall receive opinions of counsel (from counsel reasonably acceptable to Lessor), in form and substance reasonably acceptable to Lessor, opining as to the due authorization and enforceability of each Replacement Guaranty; provided, however, that no such Replacement Guaranty shall be required from any Person solely as a result of such Person's ownership of any capital stock in any publicly traded entity (which holds any direct or indirect interest in the survivor of such merger).

               Notwithstanding anything to the contrary set forth herein, except as a result of or in connection with a merger permitted pursuant to the immediately preceding paragraph, the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), at any time, by any Person and its Affiliates, either individually or as a group, of an aggregate of fifty percent (50%) or more of the common stock of CareMatrix or any other guarantor of Lessee's obligations under the Lease Documents shall constitute a Lease Default.

     10. The Facility Lease is amended by deleting, in its entirety, the definition of MOB Lease in Section 2 and substituting therefor the following:

          MOB Lease: That certain Medical Office Building Lease Agreement of even date by and between the MOB Lessee and Lessor, as amended by that First Amendment to Medical Office Building Lease Agreement dated as of April 3, 1998 by and between the MOB Lessee and Lessor.

     11. This Amendment shall be deemed to amend the Lease solely as expressly set forth herein, and as amended hereby, the Lease is hereby ratified, approved and confirmed in every aspect and is valid, binding and in full force and effect.

     This Amendment shall not be deemed to amend any of the other Lease Documents, each of which are hereby ratified, approved and confirmed in every aspect and each of which are valid, binding and in full force and effect notwithstanding and unaffected by this Amendment.

     12. This Amendment shall be binding upon the Lessee and the Lessor and their respective successors and assigns.

     13. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

     14. This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one original and all of which shall constitute one and the same instrument.

     WITNESS the execution hereof under seal as of the day and year first above written.

WITNESSES:                              LESSEE:
----------------------------------      -------

                                        CAREMATRIX OF PALM BEACH
                                        GARDENS (SNF), INC., a Delaware
                                        corporation



__________________________________      By:  ________________________
Name:           Name:
                                               Title:


Name:


WITNESSES:                              LESSOR:
----------------------------------      -------

                                        MEDITRUST COMPANY LLC, a
                                        Delaware limited liability company


__________________________________      By:  _______________________
Name:           Name:
                                               Title:


Name:



450211

                                    EXHIBIT A
                                    ---------

                          LEGAL DESCRIPTION OF THE LAND
                          -----------------------------


Parcel "A", The Medical Mall at Palm Beach Gardens Plat 1, according to the plat thereof as recorded in Plat Book 74, Page 80, Public Records of Palm Beach County, Florida (the "Plat") and all easements, rights of way and other rights appurtenant thereto, including, without limitation, that certain Grant of Easement dated as of June 30, 1995, granted by CCC of Florida, Inc. to PBG Medical Mall MOB 1 Properties, Ltd. and PBG Medical Mall SNF, Ltd., recorded in Book 8816, Page 1200 of said Public Records.